List of Exhibits and Schedules Omitted from the
           Asset Purchase Agreement referenced in Exhibit 2.1 hereof

Pursuant to Regulation 5-K, Item 601(b)(2), the Exhibits and Schedules to the Asset Purchase Agreement, as listed below, have not been filed. The Registrant agrees to furnish supplementally a copy of any omitted Exhibit or Schedule to the Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.

Exhibits
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Exhibit A           Form of Seller Leases and Affiliate Leases
Exhibit B           Form of Third Party Lease Assignments

Schedules
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1.1                 Stores
2.1(d)              Change Fund
2.1(f)              Contracts
2.2(h)              Oil/Water Separators and Spill and Overfill Tanks
2.2(j)              Warehouse Buildings
2.2(k)              Excluded Equipment
2.3(c)              Unamortized Oil Company Rebates
3.2                 Terms for Seller and Affiliate Leases
5.4                 Actions
5.5                 Approvals
5.6                 Compliance with Laws Generally
5.7                 Financial Statements
5.8                 Certain Changes
5.9                 Exceptions to Title
5.11(a)             Seller Real Property
5.11(b)             Affiliate Real Property
5.11(c)             Third Party Real Property
5.11(e)             Options or Rights of First Refusal Relating to Real Property
5.11(f)             Encroachments
5.11(i)             Flood Hazard Area
5.11(j)             Tax Lots
5.12(a)             Third Party Leases
5.12(c)             Third Party Lease Assignments Requiring Approval
5.14                Contract Assignments Requiring Approval
5.15                Employment Matters
5.16(b)             Compliance with Environmental Laws
5.16(d)             Environmental Approvals and Reports
5.16(g)             Underground Storage Tanks
5.18(a)             Seller Equipment
5.18(b)             Third Party Equipment
5.21                Tax Audits
5.24                Affiliate Transactions
5.25                Employee Benefit Plans
9.4                 Approval Exceptions
9.6                 Mortgagees and Their Interests
9.11(b)             Environmental Matters
11.2                Noncompetition Exceptions
11.3(a)             Identified Petroleum Releases